Exhibit 10.5

TAX RECEIVABLE AGREEMENT

AMONG

FIVE POINT HOLDINGS, LLC,

FIVE POINT OPERATING COMPANY, LLC

AND

THE PERSONS NAMED HEREIN

Dated as of May 2, 2016

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (as amended from time to time, this “Agreement”), dated as of May 2, 2016, is hereby entered into by and among Five Point Holdings, LLC, a Delaware limited liability company f/k/a Newhall Holding Company, LLC (“Five Point”), Five Point Operating Company, LLC, a Delaware limited liability company formerly known as Newhall Intermediary Company LLC (the “Company”), and each of the parties listed on Schedule 1 hereto (the “Members,” together with each other Person who becomes a party hereto as permitted by Section 7.6, the “TRA Parties”).

RECITALS

WHEREAS, each of the Members other than the Hunters Point Investors hold membership interests in the Company designated as Class A Common Units (the “Units”);

WHEREAS, the Company is classified as a partnership for U.S. federal income tax purposes;

WHEREAS, Five Point is classified as an association taxable as a corporation for U.S. federal income tax purposes;

WHEREAS, Five Point is the manager of the Company and is an owner of Units;

WHEREAS, the Company is the manager of the Hunters Point Venture and is the owner of membership interests in the Hunters Point Venture designated as Class B Common Units;

WHEREAS, FPHF, a wholly-owned Subsidiary of the Company, is the administrative member of the El Toro Venture and is the owner of membership interests in the El Toro Venture designated as Percentage Interests;

WHEREAS, pursuant to the Contribution Agreement, certain Members contributed certain property interests to the Company on the date hereof in exchange for Units in transactions described in Section 721 of the Code and Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(5)(i);

WHEREAS, pursuant to Article 15 of the Hunters Point LLC Agreement, each Hunters Point Investor has the right, subject to certain conditions, to have all or a portion of its Hunters Point Class A Units redeemed by the Hunters Point Venture for Units; provided that, in lieu of such redemption, the Company may elect to acquire such Hunters Point Class A Units directly from the Hunters Point Investors in exchange for Units;

WHEREAS, pursuant to Article 15 of the LLC Agreement, each Member has the right, subject to certain conditions, to have all or a portion of its Units redeemed by the Company for cash (a “Redemption”); provided that, in lieu of such redemption, Five Point may elect to acquire such Units in exchange for Class A Common Shares (a “Direct Exchange”);

WHEREAS, the Company and each of its direct and indirect Subsidiaries treated as a partnership for U.S. federal income tax purposes will have in effect an election under Section 754 of the United States Internal Revenue Code of 1986, as amended (the “Code” and such election, a “Section 754 Election”) at the times prescribed by Section 6.4 of this Agreement;

WHEREAS, the income, gain, loss, expense and other Tax (as defined below) items of Five Point may be affected by the Tax Assets (as defined below); and

WHEREAS, the parties to this Agreement desire to make certain arrangements with respect to the effect of the Tax Assets on the actual liability for Taxes of Five Point.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Advisory Firm” means any national accounting firm or any national law firm that is nationally recognized as being expert in Tax matters and that is agreed to by the Board.

“Advisory Firm Letter” shall mean a letter from the Advisory Firm stating that the relevant schedule, notice or other information to be provided by Five Point to the applicable TRA Party and all supporting schedules and work papers were, subject to typical assumptions and qualifications, prepared in a manner consistent with the terms of this Agreement and, to the extent not expressly provided in this Agreement, on a reasonable basis in light of the facts and law in existence on the date such schedule, notice or other information is delivered to the TRA Party.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreed Rate” means a per annum rate of LIBOR plus 300 basis points.

“Agreement” is defined in the Preamble of this Agreement.

“Amended Schedule” is defined in Section 2.3(b) of this Agreement.

“Attributable” means, with respect to any TRA Party, the portion of any Realized Tax Benefit that is “attributable” to such TRA Party, which shall be determined by reference to the Tax Assets giving rise to the Realized Tax Benefit, under the following principles:

(i) Any Realized Tax Benefit arising from a deduction to Five Point with respect to a Taxable Year for the depreciation, amortization or other similar deductions for recovery of cost or basis (“Depreciation”) in respect of a Basis Adjustment to a Reference Asset resulting from an Exchange is Attributable to the TRA Party to the extent that the ratio of all Depreciation for the Taxable Year in respect of Basis Adjustments resulting from all Exchanges by the TRA Party bears to the aggregate of all Depreciation for the Taxable Year in respect of Basis Adjustments resulting from all Exchanges by all the TRA Parties.

(ii) Any Realized Tax Benefit in respect of a Basis Adjustment arising from the disposition of a Reference Asset is Attributable to the TRA Party to the extent that the ratio of all Basis Adjustments (to the extent not previously giving rise to Realized Tax Benefits) resulting from all Exchanges by the TRA Party with respect to such Reference Asset bears to the aggregate of all Basis Adjustments (to the extent not previously giving rise to Realized Tax Benefits) with respect to such Reference Asset.

(iii) Any Realized Tax Benefit arising from a deduction to Five Point with respect to a Taxable Year in respect of Imputed Interest is Attributable to the TRA Party that is required to include that Imputed Interest in income (without regard to whether such TRA Party is actually subject to tax thereon).

(iv) Any Realized Tax Benefit with respect to a Taxable Year arising from a Section 704(c) Allocation is Attributable to a TRA Party to the extent such Section 704(c) Allocation results in (i) income or gain allocated to such TRA Party or (ii) deduction or loss allocated to Five Point to the extent (A) such income or gain would otherwise have been allocated to Five Point or (B) such deduction or loss would otherwise have been allocated to such TRA Party, in each case, if the Company or the Hunters Point Venture, as applicable, were not required to make such Section 704(c) Allocation. For purposes of applying the preceding sentence, the amount of such Section 704(c) Allocation that would otherwise have been allocated to Five Point or to the TRA Parties shall be determined by assuming all Hunters Point Class A Units were exchanged for Units pursuant to Article 15 of the Hunters Point LLC Agreement on the Effective Date.

(v) Any Realized Tax Benefit with respect to a Taxable Year arising from the Uncompensated Section 704(c) Amount is Attributable to a TRA Party to the extent the Uncompensated Section 704(c) Amount for such Taxable Year is attributable to Units Exchanged by the TRA Party or otherwise transferred, directly or indirectly, by the TRA Party to Five Point, in each case during the Taxable Year.

(vi) In the case of a Basis Adjustment arising under Section 734(b) of the Code with respect to an Exchange, depreciation, amortization or other similar deductions for recovery of cost of basis shall constitute Depreciation only to the extent that such depreciation, amortization or other similar deductions may produce a Realized Tax Benefit (and not to the extent that such depreciation, amortization or other similar deductions may be for the benefit of a Person other than Five Point), as reasonably determined by Five Point.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time, and any successor statute thereto.

“Basis Adjustment” means the adjustment to the tax basis of a Reference Asset under Section 732 or 1012 of the Code (including in situations where, as a result of one or more Exchanges, the Company or a Flow-Through Subsidiary treated as a partnership for U.S. federal income tax purposes, as applicable, becomes an entity that is disregarded as separate from its owner for U.S. federal income tax purposes) or under Section 734(b) or 743(b) of the Code (in situations where, following an Exchange, the Company or a Flow-Through Subsidiary treated as a partnership for U.S. federal income tax purposes, as applicable, remains in existence as an entity for U.S. federal income tax purposes) and, in each case, comparable sections of state, local and foreign tax laws as a result of (1) an Exchange or (2) payments made pursuant to this Agreement. Notwithstanding any other provision of this Agreement, the amount of any Basis Adjustment resulting from an Exchange shall be determined without regard to any Pre-Exchange Transfer and as if any such Pre-Exchange Transfer had not occurred.

“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose of, or to direct the disposition of, such security.

“Board” means the board of directors of Five Point.

“Business Day” means a day, other than Saturday, Sunday or other day on which banks located in New York, New York are authorized or required by law to close.

“California Courts” is defined in Section 7.8 of this Agreement.

“Change of Control” means the occurrence of any of the following events:

(i)	any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Securities and Exchange Act of 1934, or any successor provisions thereto, excluding (x) a Person owned, directly or indirectly, by the shareholders of Five Point in substantially the same proportions as their ownership of shares in Five Point and (y) any Member, any Designated Member or any Affiliate of a Member or Designated Member, is or becomes the Beneficial Owner, directly or indirectly, of securities of Five Point representing more than 50% of the combined voting power of Five Point’s then outstanding voting securities; or

(ii)	the following individuals cease for any reason to constitute a majority of the number of directors of Five Point then serving: individuals who, on the Effective Date, constitute the Board and any new director whose appointment or election by the Board or nomination for election by Five Point’s shareholders was approved or recommended by a vote of at least a two-thirds (2/3) majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (ii); or

(iii)	there is consummated a merger or consolidation of Five Point with any other entity, and, immediately after the consummation of such merger or consolidation,

the members of the Board immediately prior to the merger or consolidation do not constitute a majority of the board of directors of the company surviving the merger or consolidation or, if the surviving company is a Subsidiary of another entity, the ultimate parent thereof; or

(iv)	the shareholders of Five Point approve a plan of complete liquidation or dissolution of Five Point or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by Five Point of all or substantially all of Five Point’s assets, other than such sale or other disposition by Five Point of all or substantially all of Five Point’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of Five Point in substantially the same proportion as their ownership of Five Point immediately prior to such sale.

Notwithstanding the foregoing, except with respect to clause (ii) and clause (iii) above, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of Five Point immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of Five Point immediately following such transaction or series of transactions.

“Class A Common Shares” is defined in the Recitals of this Agreement.

“Code” is defined in the Recitals of this Agreement.

“Company” is defined in the Recitals of this Agreement.

“Contribution Agreement” means the Second Amended and Restated Contribution and Sale Agreement, dated as of July 2, 2015, and amended and restated as of May 2, 2016.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Corporate Return” means the U.S. federal and/or state and/or local and/or foreign Tax Return, as applicable, of Five Point filed with respect to Taxes of any Taxable Year.

“Cumulative Net Realized Tax Benefit” for a Taxable Year means the cumulative amount of Realized Tax Benefits for all Taxable Years of Five Point, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same period. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Tax Benefit Schedules or Amended Schedules, if any, in existence at the time of such determination.

“Default Notice” is defined in Section 5.1 of this Agreement.

“Default Rate” means a per annum rate of LIBOR plus 500 basis points.

“Depreciation” is defined in the definition of “Attributable.”

“Designated Member” means Lennar Corporation or any of its wholly-owned, direct or indirect subsidiaries.

“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of state, local and foreign tax law, as applicable, or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax and shall also include the acquiescence of Five Point to the amount of any assessed liability for Tax.

“Direct Exchange” is defined in the Recitals of this Agreement.

“Dispute” is defined in Section 7.8 of this Agreement.

“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

“Early Termination Notice” is defined in Section 4.2 of this Agreement.

“Early Termination Schedule” is defined in Section 4.2 of this Agreement.

“Early Termination Payment” is defined in Section 4.3(b) of this Agreement.

“Effective Date” means the date of this Agreement.

“Early Termination Rate” means a per annum rate, compounded annually, of the lesser of (i) 6.5% and (ii) LIBOR plus 100 basis points.

“El Toro Venture” means Heritage Fields LLC.

“Exchange” means (i) any Direct Exchange, (ii) any Redemption or (iii) any other transaction treated by the Company as an acquisition by Five Point or the Company of Units or equity interests in a Flow-Through Subsidiary, including pursuant to the Contribution Agreement and any actual or deemed (for U.S. federal income tax purposes) distribution by the Company, that results in an adjustment under Section 734(b) or 743(b) of the Code.

“Exchange Date” means the date of any Exchange.

“Expert” is defined in Section 7.9 of this Agreement.

“Five Point” is defined in the Recitals of this Agreement.

“Five Point Land” means Five Point Land, LLC, a Delaware limited liability company.

“Flow-Through Subsidiary” means any of the Company’s direct and indirect Subsidiaries treated as a partnership or disregarded entity for U.S. federal income tax purposes (but only if such indirect Subsidiaries are held in whole or in part through Subsidiaries treated as partnerships or disregarded entities).

“FPHF” means Five Point Heritage Fields, LLC, a Delaware limited liability company.

“FPLP” means Five Point Communities LP, a Delaware limited partnership.

“HL Trust” means The Haddad Living Trust U/A dated May 2, 2007 (and amended April 12, 2012).

“Hunters Point Class A Units” means membership interests in the Hunters Point Venture designated as Class A Common Units.

“Hunters Point Investors” means HPSCP Opportunities, L.P., UST Lennar HW Scala SF Joint Venture and UST Lennar Collateral Sub, LLC.

“Hunters Point LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Hunters Point Venture, dated as of May 2, 2016, as amended from time to time.

“Hunters Point Venture” means The Shipyard Communities, LLC, a Delaware limited liability company.

“Hypothetical Tax Liability” means, with respect to any Taxable Year, the liability for Taxes of (i) Five Point and (ii) without duplication, the Company, but only with respect to Taxes imposed on the Company and allocable to Five Point (or to the other members of the consolidated group of which Five Point is the parent) using the same methods, elections, conventions, and similar practices used on the relevant Corporate Return, but (A) calculating depreciation, amortization, or other similar deductions, or otherwise calculating any items of income, gain, or loss, using the Non-Stepped Up Tax Basis as reflected on the Tax Basis Schedule, including amendments thereto for the Taxable Year, (B) allocating the Company’s items of (i) income and gain from Pre-Contribution Assets allocated to a TRA Party pursuant to Section 704(c) and the principles thereof and (ii) loss and deduction from Pre-Contribution Assets allocated to Five Point pursuant to Section 704(c) and the principles thereof, in each case, without regard to the requirements of Section 704(c) and the principles thereof, and instead, in accordance with the members’ respective Units in the Company (as defined in the LLC Agreement), (C) assuming that any Section 704(c) Allocation of income or gain with respect to a Pre-Contribution Asset by the Hunters Point Venture to the Hunters Point Investors was instead recognized by the Company and allocated (after giving effect to the deemed exchange in clause (D)) in accordance with the members’ respective Units in the Company (as defined in the LLC Agreement), (D) solely for purposes of determining the portion of income or gain described in clauses (B) and (C) of this definition that is allocable to Five Point, assuming that all Hunters Point Class A Units outstanding at the beginning of the Taxable Year were exchanged for Units at such time pursuant to Article 15 of the Hunters Point LLC Agreement, (E) ignoring any Section 704(c) Allocation of loss or deduction by the Hunters Point Venture to the Company, (F) assuming Five Point recognizes an amount of gross income (in addition to gross income of Five Point computed for any other purpose) equal to the Uncompensated Section 704(c) Amount for such year and (G) excluding any deduction attributable to Imputed Interest for the Taxable Year. Hypothetical Tax Liability shall be determined without taking into account the carryover or carryback of any Tax item or attribute (or portions thereof) that is attributable to any Tax Assets (which shall include Tax items that would not be available for use but for the prior use of Tax items relating to Tax Assets with respect to which there was no Realized Tax Benefit).

“Imputed Interest” shall mean (x) any interest imputed under Section 1272, 1274 or 483 or other provision of the Code and any similar provision of state, local and foreign tax law with respect to Five Point’s payment obligations under this Agreement, and (y) the payments, which shall be deductible by the Company under Section 707(c) of the Code (and such deduction shall be allocated solely to Five Point), made under this Agreement in respect of Realized Tax Benefits arising from Section 704(c) Allocations.

“Interest Amount” is defined in Section 3.1(b) of this Agreement.

“IRS” means the United States Internal Revenue Service.

“Iterative Section 704(c) Payments” means the portion of Section 704(c) Tax Benefit Payments that arise from Tax Benefit Payments that were or will be paid in respect of Section 704(c) Allocations.

“JAMS” is defined in Section 7.8 of this Agreement.

“JAMS Rules” is defined in Section 7.8 of this Agreement.

“LIBOR” means during any period, an interest rate per annum equal to the one-year LIBOR reported, on the date two days prior to the first day of such period, on the Telerate Page 3750 (or if such screen shall cease to be publicly available, as reported on Reuters Screen page “LIBOR01” or by any other publicly available source of such market rate) for London interbank offered rates for United States dollar deposits for such period.

“LLC Agreement” means, with respect to the Company, the Amended and Restated Limited Liability Company Agreement of the Company, dated as of May 2, 2016, as amended from time to time.

“Material Objection Notice” has the meaning set forth in Section 4.2 of this Agreement.

“Members” is defined in the Recitals of this Agreement.

“Net Tax Benefit” is defined in Section 3.1(b) of this Agreement.

“Non-Stepped Up Tax Basis” means, with respect to any asset at any time, the tax basis that such asset would have had at such time if no Basis Adjustments had been made.

“Non-TRA Portion” is defined in Section 2.2(b) of this Agreement.

“Objection Notice” has the meaning set forth in Section 2.3(a) of this Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“Pre-Contribution Asset” means any asset that was held by the Company or any Flow-Through Subsidiary immediately following the Closing, as defined in the Contribution Agreement. A Pre-Contribution Asset also includes any asset that is “substituted basis property” under Section 7701(a)(42) of the Code with respect to a Pre-Contribution Asset.

“Pre-Exchange Transfer” means any transfer (including upon the death of a Member) or distribution in respect of one or more Units or equity interests in a Flow-Through Subsidiary treated as a partnership for U.S. federal income tax purposes, as applicable, (i) that occurs prior to an Exchange of such Units or such equity interests and (ii) to which Section 743(b) or 734(b) of the Code applies.

“Realized Tax Benefit” means, for a Taxable Year, the excess, if any, of the Hypothetical Tax Liability over the actual liability for Taxes of (i) Five Point and (ii) without duplication, the Company, but only with respect to Taxes imposed on the Company and allocable to Five Point (or to the other members of the consolidated group of which Five Point is the parent) for such Taxable Year. If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

“Realized Tax Detriment” means, for a Taxable Year, the excess, if any, of the actual liability for Taxes of (i) Five Point and (ii) without duplication, the Company but only with respect to Taxes imposed on the Company and allocable to Five Point (or to the other members of the consolidated group of which Five Point is the parent) for such Taxable Year, over the Hypothetical Tax Liability for such Taxable Year. If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.

“Reconciliation Dispute” has the meaning set forth in Section 7.9 of this Agreement.

“Reconciliation Procedures” has the meaning set forth in Section 2.3(a) of this Agreement.

“Redemption” is defined in the Recitals of this Agreement.

“Reference Asset” means an asset that is held by the Company or by any Flow-Through Subsidiary at the time of an Exchange. A Reference Asset also includes any asset that is “substituted basis property” under Section 7701(a)(42) of the Code with respect to a Reference Asset.

“Securities Act” has the meaning set forth in Section 7.6(a) of this Agreement.

“Schedule” means any of the following: (i) a Tax Basis Schedule, (ii) a Tax Benefit Schedule or (iii) the Early Termination Schedule.

“Section 704(c) Allocations” means allocations of items of taxable income, gain, loss and deduction in accordance with Treasury Regulation Section 1.704-3 and the portion of any allocations of items of taxable income, gain, loss and deduction in respect of a Pre-Contribution Asset by the Hunters Point Venture that would be allocable pursuant to Treasury Regulation Section 1.704-3 if the capital accounts of the Hunters Point Venture were revalued in accordance with the principles of Treasury Regulation Section 1.704-1(b)(2)(iv)(f) on the Effective Date.

“Section 704(c) Tax Benefit Payments” means the payments described in clause (y) of the definition of “Imputed Interest.”

“Section 754 Election” is defined in the recitals of this Agreement.

“Senior Obligations” is defined in Section 5.1 of this Agreement.

“Subsidiaries” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person (either directly or through or together with another direct or indirect Subsidiary of such Person) (i) owns a majority of the equity interests having ordinary voting power for the election of directors or trustees or other governing body, or (ii) otherwise controls the management, including through a Person’s status as general partner, manager or managing or administrative member of the entity. In addition, for purposes of this definition, each of the Hunters Point Venture and FPLP will be considered a Subsidiary of the Company for so long as Five Point has a direct or indirect equity interest in the Hunters Point Venture or FPLP, as applicable.

“Tax Assets” means (i) the Basis Adjustments, (ii) Imputed Interest, and (iii) the Section 704(c) Allocations.

“Tax Basis Schedule” is defined in Section 2.1 of this Agreement.

“Tax Benefit Payment” is defined in Section 3.1(b) of this Agreement.

“Tax Benefit Schedule” is defined in Section 2.2(a) of this Agreement.

“Tax Return” means any return, declaration, report or similar statement required to be filed with respect to Taxes (including any attached schedules), including any information return, claim for refund, amended return and declaration of estimated Tax.

“Taxable Year” means a taxable year of Five Point as defined in Section 441(b) of the Code or comparable section of state, local or foreign tax law, as applicable (and, therefore, may include a period of less than 12 months for which a Tax Return is made), ending on or after the Effective Date.

“Taxes” means any and all U.S. federal, state, local and foreign taxes, assessments or similar charges that are based on or measured with respect to net income or profits, and any interest related to such Tax.

“Taxing Authority” shall mean any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

“TRA Party” is defined in the Preamble of this Agreement.

“TRA Portion” is defined in Section 2.2(b) of this Agreement.

“Treasury Regulations” means the final, temporary and proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“Uncompensated Section 704(c) Amount” shall mean an amount equal to (i) the sum of the Section 704(c) Allocations that were made since the Effective Date with respect to Pre-Contribution Assets of (A) income and gain by the Company made with respect to Units that are Exchanged or otherwise transferred by a TRA Party to Five Point during the Taxable Year (and, to the extent such Units were issued in exchange for Hunters Point Class A Units, the Section 704(c) Allocations of income and gain by the Hunters Point Venture made with respect to such Hunters Point Class A Units) and (B) deductions and losses (expressed as a positive number) by the Company to Five Point made with respect to Units that are Exchanged or otherwise transferred by a TRA Party to Five Point during the Taxable Year (and, to the extent such Units were issued in exchange for Hunters Point Class A Units, any such allocations made with respect to such Hunters Point Class A Units), less (ii) the portions of the Section 704(c) Allocations described in clause (i) that are considered Attributable to the holders of such Units (or their predecessors) pursuant to clause (iv) of the definition of “Attributable.”

“Units” is defined in the Recitals of this Agreement.

“Valuation Assumptions” means, as of an Early Termination Date, the assumptions that in each Taxable Year ending on or after such Early Termination Date, (1) Five Point will have taxable income sufficient to fully utilize, without duplication, (i) the deductions arising from the Tax Assets during such Taxable Year and/or future Taxable Years (including Tax Assets that would result from future Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions) in which such deductions would become available and (ii) any loss or credit carryovers generated by the deductions arising from any Tax Assets that are available as of the date of such Early Termination Date and that have not been previously utilized in determining a Tax Benefit Payment as of the date of such Early Termination Date, (2) the U.S. federal income tax rates and state, local and foreign income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and any other law as in effect on the Early Termination Date, (3) any non-amortizable asset owned by the Company or any Flow-Through Subsidiary on the Effective Date will be disposed of ratably by value over the period ending on the fifteenth anniversary of the Effective Date and any non-amortizable asset acquired by the Company or any Flow-Through Subsidiary after the Effective Date will be disposed of ratably by value over the period ending on the fifteenth anniversary of the date the Company or such Flow-Through Subsidiary acquired such asset, in each case, for the fair market value of the portion of such asset deemed to be disposed of, which shall be determined on the last day of the applicable year, in fully taxable transactions for Tax purposes; provided that in the event of a Change of Control, such non-amortizable assets shall be deemed disposed of at the time of the actual sale of the relevant asset (if earlier than such fifteenth anniversary), and (4) if, at the Early Termination Date, there are Units or Hunters Point Class A Units that have not been Exchanged, then (i) each such Unit shall be deemed to be Exchanged for the Cash Amount (as defined in the LLC Agreement) on such date and (ii) each such Hunters Point Class A Unit shall be deemed to be exchanged for Units pursuant to Article 15 of the Hunters Point LLC Agreement on such date, which Units shall immediately thereafter be deemed to be Exchanged for the Cash Amount (as defined in the LLC Agreement).

ARTICLE II

DETERMINATION OF REALIZED TAX BENEFIT

Section 2.1 Tax Basis Schedule. Within ninety (90) calendar days after the filing of the U.S. federal income tax return of Five Point for each relevant Taxable Year, Five Point shall deliver to each TRA Party a schedule (the “Tax Basis Schedule”) that shows, in reasonable detail necessary to perform the calculations required by this Agreement, including with respect to each applicable party, (i) the Non-Stepped Up Tax Basis of the Reference Assets as of each applicable Exchange Date, (ii) the Basis Adjustments with respect to the Reference Assets as a result of the Exchanges effected in such Taxable Year, calculated (x) in the aggregate, (y) solely with respect to Exchanges by such TRA Party and (z) in the case of a Basis Adjustment under Section 734(b) of the Code solely with respect to the amount that is available to Five Point in such Taxable Year, (iii) allocations of the Company’s items of income, gain, loss and depreciation with respect to Pre-Contribution Assets that would be made without regard to the requirements of Section 704(c) and the principles thereof, and instead, in accordance with the members’ respective Units (as defined in the LLC Agreement) in the Company, (iv) Section 704(c) Allocations made by the Hunters Point Venture in respect of Hunters Point Class A Units, (v) the period (or periods) over which the Reference Assets are amortizable and/or depreciable, (vi) the period (or periods) over which each Basis Adjustment is amortizable and/or depreciable, (vii) amounts characterized as Imputed Interest within the meaning of clause (x) of the definition of “Imputed Interest,” (viii) the Section 704(c) Tax Benefit Payments and (ix) the Uncompensated Section 704(c) Amount.

Section 2.2 Tax Benefit Schedule.

(a) Tax Benefit Schedule. Within ninety (90) calendar days after the filing of the U.S. federal income tax return of Five Point for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment a portion of which is Attributable to a TRA Party, Five Point shall provide to such TRA Party a schedule showing, in reasonable detail, the calculation of the Tax Benefit Payment in respect of such TRA Party for such Taxable Year and the calculation of the Realized Tax Benefit and Realized Tax Detriment and components thereof (a “Tax Benefit Schedule”) Attributable to such TRA Party. Each Tax Benefit Schedule will become final as provided in Section 2.3(a) and may be amended as provided in Section 2.3(b) (subject to the procedures set forth in Section 2.3(b)).

(b) Applicable Principles. The Realized Tax Benefit or Realized Tax Detriment for each Taxable Year is intended to measure the decrease or increase in the actual liability for Taxes of Five Point for such Taxable Year attributable to the Tax Assets, determined using a “with and without” methodology. The actual liability for Taxes will take into account the deduction of the portion of the Tax Benefit Payment that must be accounted for as interest under the Code based upon the characterization of Tax Benefit Payments as additional consideration payable for the Units or other equity acquired in an Exchange. Carryovers or carrybacks of any Tax item attributable to the Tax Assets shall be considered to be subject to the rules of the Code and the Treasury Regulations or the appropriate provisions of state, local and foreign income and, as applicable, governing the use, limitation and expiration of carryovers or carrybacks of the relevant type. If a carryover or carryback of any Tax item includes a portion that is attributable to the Tax Assets (a “TRA Portion”) and another portion that is not (a “Non-TRA Portion”), such respective portions shall be considered to be used in accordance with the “with and without” methodology so that: (i) the amount of any Non-TRA Portion is deemed utilized first, followed by the amount of any TRA Portion; and (ii) in the case of a carryback of a Non-TRA Portion, such carryback shall not affect the original “with and without” calculation made in the prior Taxable Year. The parties agree that (i) all Tax Benefit Payments and other payments under this Agreement (to the extent permitted by law) attributable to Basis Adjustments (other than amounts accounted for as Imputed Interest under the Code) will (A) be treated as subsequent upward purchase price adjustments that give rise to further Basis Adjustments to Reference Assets for Five Point and (B) have the effect of creating additional Basis Adjustments to Reference Assets for Five Point in the year of payment, and (ii) as a result, such additional Basis Adjustments will be incorporated into the then current year calculation and into future year calculations, as appropriate. The parties further agree that amounts accounted for as Imputed Interest may give rise to additional Tax Benefit Payments in the then-current and/or future years.

Section 2.3 Procedures, Amendments.

(a) Procedure. Every time Five Point delivers to a TRA Party an applicable Schedule under this Agreement, including any Amended Schedule delivered pursuant to Section 2.3(b), and any Early Termination Schedule or amended Early Termination Schedule, Five Point shall also (x) deliver to such TRA Party schedules, valuation reports, if any, and work papers, as determined by Five Point, providing reasonable detail regarding the preparation of the Schedule and an Advisory Firm Letter and (y) allow such TRA Party reasonable access at no cost to the appropriate representatives at Five Point, as determined by Five Point, in connection with a review of such Schedule. Without limiting the application of the preceding sentence, each time Five Point delivers to a TRA Party a Tax Benefit Schedule, in addition to the Tax Benefit Schedule duly completed, Five Point shall deliver to such TRA Party the reasonably detailed calculation by Five Point or the Advisory Firm of the applicable Hypothetical Tax Liability, the reasonably detailed calculation by Five Point or the Advisory Firm of the applicable actual Tax liability, as well as any other relevant work papers as determined by Five Point; provided that Five Point shall be entitled to redact any information that it reasonably believes is unnecessary for purposes of determining the items in the applicable Schedule or amendment thereto. An applicable Schedule or amendment thereto shall become final and binding on all parties thirty (30) calendar days after the first date on which the TRA Party has received the applicable Schedule or amendment thereto unless, in the case of a TRA Party, such TRA Party (i) within thirty (30) calendar days after receiving an applicable Schedule or amendment thereto, provides Five Point with notice of a material objection to such Schedule (“Objection Notice”) made in good faith or (ii) provides a written waiver of such right of any Objection Notice within the period described in clause (i) above, in which case such Schedule or amendment thereto becomes binding on the date the waiver is received by Five Point. If Five Point and any objecting TRA Party, for any reason, are unable to successfully resolve the issues raised in the Objection Notice within thirty (30) calendar days after receipt by Five Point of an Objection Notice, Five Point and such TRA Party shall employ the reconciliation procedures as described in Section 7.9 of this Agreement (the “Reconciliation Procedures”).

(b) Amended Schedule. The applicable Schedule for any Taxable Year may be amended from time to time by Five Point (i) in connection with a Determination affecting such Schedule, (ii) to correct material inaccuracies in the Schedule identified after the date the Schedule was provided to a TRA Party, (iii) to comply with the Expert’s determination under the Reconciliation Procedures, (iv) to reflect a material change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other tax item to such Taxable Year, (v) to reflect a material change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year, or (vi) to adjust an applicable Tax Basis Schedule to take into account payments made pursuant to this Agreement (any such Schedule, an “Amended Schedule”). Five Point shall provide an Amended Schedule to each TRA Party within ninety (90) calendar days of the occurrence of an event referenced in clauses (i) through (vi) of the preceding sentence.

ARTICLE III

TAX BENEFIT PAYMENTS

Section 3.1 Payments.

(a) Payments. Within thirty (30) calendar days after a Tax Benefit Schedule delivered to a TRA Party becomes final in accordance with Section 2.3(a), subject to Sections 3.4, 3.5 and 3.6, Five Point shall pay such TRA Party for such Taxable Year an amount equal to the Tax Benefit Payment in respect of such TRA Party for such Taxable Year determined pursuant to Section 3.1(b). The parties agree that no Tax Benefit Payment shall be made in respect of estimated tax payments, including federal estimated income tax payments. Each final Tax Benefit Payment shall be made by wire transfer of immediately available funds to the bank account previously designated by the TRA Party. In the event a wire transfer is returned to Five Point unclaimed, payment shall be deemed to have been made to the applicable TRA Party on the date of the attempted wire transfer for purposes of calculating any interest due under this Agreement. The TRA Parties shall promptly inform Five Point if a designated bank account is closed or if such TRA Party intends to designate a new bank account.

(b) A “Tax Benefit Payment” in respect of a TRA Party for a Taxable Year means an amount, not less than zero, equal to the sum of the portion of (i) the Net Tax Benefit Attributable to such TRA Party and (ii) the Interest Amount with respect thereto. For Tax purposes, the Interest Amount payable on account of an Exchange shall not be treated as interest but instead shall be treated as additional consideration for the actual or deemed acquisition of Units or other equity interests in Exchanges or additional Section 704(c) Tax Benefit Payments, unless otherwise required by law. The “Net Tax Benefit” for a Taxable Year shall be an amount equal to the excess, if any, of (i) 85% of the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year over (ii) the total amount of payments previously made under Section 3.1(a) of this Agreement (excluding payments attributable to Interest

Amounts); provided, however, that no TRA Party shall be required to return any portion of any previously made Tax Benefit Payment. The “Interest Amount” in respect of a TRA Party shall equal the interest on the amount of the unpaid Net Tax Benefit Attributable to such TRA Party for a Taxable Year, which interest shall accrue on any unpaid Net Tax Benefit from and after the due date (without extensions) for filing the Corporate Return with respect to Taxes for such Taxable Year, calculated at the Agreed Rate, until the date such unpaid amounts are paid. Notwithstanding the foregoing, for each Taxable Year ending on or after the date of a Change of Control, all Tax Benefit Payments shall be calculated by utilizing the assumptions described in clauses (1), (3) and (4) of the definition of “Valuation Assumptions,” substituting, in each case, the terms “the date of a Change of Control” for an “Early Termination Date.”

Section 3.2 No Duplicative Payments. It is intended that the provisions of this Agreement will not result in duplicative payment of any amount (including interest) required under this Agreement. It is also intended that the provisions of this Agreement will result in 85% of Five Point’s Cumulative Net Realized Tax Benefit, and the Interest Amount thereon, being paid to the TRA Parties pursuant to this Agreement. The provisions of this Agreement shall be construed in the appropriate manner to ensure such intentions are realized.

Section 3.3 Treatment of Certain Investors.

(a) It is intended that the provisions of this Agreement will result in Tax Benefit Payments in the same amounts that would be paid if the Hunters Point Investors exchanged their Hunters Point Class A Units for Units pursuant to Article 15 of the Hunters Point LLC Agreement on the date hereof. The provisions of this Agreement shall be construed in the appropriate manner to ensure such intentions are realized. If Five Point exercises its right to acquire Hunters Point Class A Units in exchange for Class A Common Shares pursuant to Section 15.1(e) of the Hunters Point LLC Agreement, then, for all purposes of this Agreement (but for no other purposes), such Hunters Point Class A Units shall be deemed to be exchanged for Units pursuant to Article 15 of the LLC Agreement and, immediately thereafter, Exchanged for such Class A Common Shares.

(b) On the Effective Date, the HL Trust directed the Company to issue certain Units to Doni, Inc. and, for all purposes of this Agreement (but for no other purposes), the HL Trust shall be treated as owning and Exchanging any such Units owned or Exchanged by Doni, Inc.

Section 3.4 Pro Rata Payments. Notwithstanding anything in Section 3.1 to the contrary, if the aggregate amount of Five Point’s tax benefit from the reduction in Tax liability as a result of the Tax Assets is limited in a particular Taxable Year because Five Point does not have sufficient taxable income to fully utilize the Tax Assets, the limitation on the use of the Tax Assets shall be taken into account for the applicable TRA Parties in the same proportion as Tax Benefit Payments would have been made to the TRA Parties absent such limitation.

Section 3.5 Deferral of Payments. Except to the extent that Five Point has received distributions from the Company, Five Point shall not be required to make any payment pursuant to this Agreement. Notwithstanding anything in Section 3.1 to the contrary, if the

Board determines, in good faith, that (a) the sum of (i) all Tax Benefit Payments expected to be due in a particular Taxable Year, and (ii) Five Point’s current liabilities and expected cash expenditures (including reasonable reserves), payments and commitments for the next twelve months, is reasonably likely to exceed (b) Five Point’s available cash, expected cash receipts and available financing sources during such period, then Five Point may defer the payment of a portion of the Tax Benefit Payments that would otherwise be due in such Taxable Year, in such amount as the Board determines to be appropriate, and pay reduced Tax Benefit Payments to the applicable TRA Parties in the same proportion as the full amount of Tax Benefit Payments would have been made absent such determination by the Board. If the Board makes any such determination, it shall give written notice thereof to the TRA Parties within five (5) business days of making such determination. The amount of any Tax Benefit Payment that is deferred pursuant to this Section 3.5 shall accrue interest at the Agreed Rate commencing on the date on which such Tax Benefit Payment would have been due and payable in the absence of such deferral.

Section 3.6 Limitation on Tax Benefit Payments. Notwithstanding anything herein to the contrary, in connection with an Exchange, a Member may elect, by written notice to Five Point, that the aggregate Tax Benefit Payments in respect of such Exchange (other than amounts accounted for as interest under the Code) shall not exceed 50% of the sum of (i) the cash, excluding any Tax Benefit Payments, and (ii) the Value (as defined in the LLC Agreement) of the Class A Common Shares, in each case, received by such Member on such Exchange.

ARTICLE IV

TERMINATION

Section 4.1 Early Termination and Breach of Agreement.

(a) Five Point may terminate this Agreement with respect to all amounts payable to the TRA Parties and with respect to all of the Units and Hunters Point Class A Units held by the TRA Parties at any time by paying to each TRA Party the Early Termination Payment in respect of such TRA Party; provided, however, that Five Point may terminate this Agreement with respect to some or all of the amounts payable to any or all of the TRA Parties (including, without limitation, amounts payable in respect of Iterative Section 704(c) Payments); provided, further, that Five Point may not terminate this Agreement pursuant to this Section 4.1(a) with respect to the Members or the Designated Member unless such Member or Designated Member has Exchanged all of its Units and/or Hunters Point Class A Units, as applicable, or waived the application of this proviso. This Agreement shall only terminate pursuant to this Section 4.1(a) with respect to a TRA Party upon the receipt of the Early Termination Payment by such TRA Party, and Five Point shall deliver an Early Termination Notice only if it is able to make all required Early Termination Payments at the time required by Section 4.3, and Five Point may withdraw any notice to execute its termination rights under this Section 4.1(a) prior to the time at which any Early Termination Payment has been paid. Upon payment of the Early Termination Payment by Five Point in accordance with this Section 4.1(a), Five Point shall not have any further payment obligations under this Agreement with respect to the TRA Parties that have received their Early Termination Payment in accordance with this Section 4.1(a), other than for any (i) Tax Benefit Payment agreed to by Five Point, on the one hand, and the applicable TRA Party, on the other, as due and payable but unpaid as of the Early Termination Notice and (ii) Tax Benefit Payment due for the Taxable Year ending with or including the date of the Early Termination Notice (except to the extent that the amount described in clause (ii) is included in the Early Termination Payment). If an Exchange by a TRA Party occurs after Five Point makes the Early Termination Payment to such TRA Party pursuant to this Section 4.1(a), Five Point shall have no obligations under this Agreement with respect to such Exchange.

(b) In the event that Five Point breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due, failure to honor any other material obligation required hereunder or by operation of law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code or otherwise, then all obligations hereunder shall be accelerated and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such breach and shall include (without duplication), but not be limited to, (i) the Early Termination Payments calculated as if an Early Termination Notice had been delivered on the date of a breach, (ii) any Tax Benefit Payment in respect of a TRA Party agreed to by Five Point and such TRA Party as due and payable but unpaid as of the date of a breach, and (iii) any Tax Benefit Payment in respect of any TRA Party due for the Taxable Year ending with or including the date of a breach; provided that procedures similar to the procedures of Section 4.2 shall apply with respect to the determination of the amount payable by Five Point pursuant to this sentence. Notwithstanding the foregoing, in the event that Five Point breaches this Agreement, each TRA Party shall be entitled to elect to receive the amounts set forth in clauses (i), (ii) and (iii) above or to seek specific performance of the terms hereof. The parties agree that the failure to make any payment due pursuant to this Agreement within three months of the date such payment is due shall be deemed to be a breach of a material obligation under this Agreement for all purposes of this Agreement, and that it will not be considered to be a breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within three months of the date such payment is due. It shall not be a breach of this Agreement if Five Point exercises its right to defer any Tax Benefit Payments pursuant to Section 3.5.

(c) The parties hereby acknowledge and agree that the timing, amounts and aggregate value of Tax Benefit Payments pursuant to this Agreement are not reasonably ascertainable.

Section 4.2 Early Termination Notice. If Five Point chooses to exercise its right of early termination under Section 4.1 above, Five Point shall deliver to each TRA Party notice of such intention to exercise such right (the “Early Termination Notice”) and a schedule (the “Early Termination Schedule”) specifying Five Point’s intention to exercise such right and showing in reasonable detail the calculation of the Early Termination Payment due for each TRA Party. Each Early Termination Schedule shall become final and binding on all parties thirty (30) calendar days after the first date on which the TRA Party has received such Schedule or amendment thereto unless the TRA Party, within thirty (30) calendar days after receiving the Early Termination Schedule, provides Five Point with notice of a material objection to such Schedule made in good faith (“Material Objection Notice”). If Five Point and such TRA Party, for any reason, are unable to successfully resolve the issues raised in such notice within thirty (30) calendar days after receipt by Five Point of the Material Objection Notice, Five Point and

the objecting TRA Party shall employ the Reconciliation Procedures with regard to the unresolved matters, in which case such Schedule becomes binding thirty (30) calendar days after the conclusion of the Reconciliation Procedures.

Section 4.3 Payment upon Early Termination.

(a) Within thirty (30) calendar days after agreement between the TRA Party and Five Point of the Early Termination Schedule, Five Point shall pay to each TRA Party an amount equal to the Early Termination Payment in respect of such TRA Party. Such payment shall be made by wire transfer of immediately available funds to a bank account or accounts designated by the TRA Party.

(b) “Early Termination Payment” in respect of a TRA Party shall equal the present value, discounted at the Early Termination Rate (using a mid-year convention) as of the date of delivery of the Early Termination Schedule, of all Tax Benefit Payments in respect of such TRA Party that would be required to be paid by Five Point beginning from the Early Termination Date and assuming that the Valuation Assumptions are applied in respect of such TRA Party.

ARTICLE V

SUBORDINATION AND LATE PAYMENTS

Section 5.1 Subordination. Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payment, Early Termination Payment or any other payment required to be made by Five Point to the TRA Parties under this Agreement shall rank subordinate and junior in right of payment and enforcement to any principal, interest or other amounts due and payable in respect of any obligations in respect of indebtedness for borrowed money of Five Point and its Subsidiaries (such obligations, “Senior Obligations”) and shall rank pari passu with all current or future unsecured obligations of Five Point that are not Senior Obligations. For the purposes of this Agreement, the fact that an obligation under this Agreement is “subordinate and junior in right of payment and enforcement” to payments with regard to a Senior Obligation means that (i) unless and until Five Point receives a notice from the holder of the Senior Obligation that Five Point is in default in making a payment with regard to the Senior Obligation and should cease making payments under this Agreement (a “Default Notice”), Five Point will make the payments under this Agreement when they are due, but (ii) after Five Point receives a Default Notice with regard to the Senior Obligation, Five Point will make no further payments under this Agreement until it has made all payments due with regard to the Senior Obligation or the holder of the Senior Obligation has withdrawn the Default Notice.

Section 5.2 Late Payments by Five Point. The amount of all or any portion of any Tax Benefit Payment, Early Termination Payment or other payment under this Agreement not made to the TRA Parties when due under the terms of this Agreement (which shall not include any Tax Benefit Payment that is deferred pursuant to Section 3.5) shall be payable together with any interest thereon, computed at the Default Rate and commencing from the date on which such Tax Benefit Payment, Early Termination Payment or other payment was due and payable.

ARTICLE VI

NO DISPUTES; CONSISTENCY; COOPERATION; TAX ELECTIONS

Section 6.1 Participation in Five Point’s and the Company’s Tax Matters. Except as otherwise provided herein, Five Point shall have full responsibility for, and sole discretion over, all Tax matters concerning Five Point and the Company, including the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to Taxes. Notwithstanding the foregoing, Five Point shall notify a TRA Party of, and keep the TRA Party reasonably informed with respect to, the portion of any audit of Five Point or the Company by a Taxing Authority the outcome of which is reasonably expected to affect the rights and obligations of such TRA Party under this Agreement, and shall provide to each such TRA Party reasonable opportunity to provide information and other input to Five Point, the Company and their respective advisors concerning the conduct of any such portion of such audit; provided, however, that Five Point and the Company shall not be required to take any action that is inconsistent with any provision of the LLC Agreement.

Section 6.2 Consistency.

(a) Five Point, the Company and the TRA Parties agree to report and cause to be reported for all purposes, including federal, state, local and foreign Tax purposes and financial reporting purposes, all Tax-related items (including the Tax Assets and the Tax Benefit Payment) in a manner consistent with that specified by Five Point in any Schedule required to be provided by or on behalf of Five Point under this Agreement unless otherwise required by law. The parties further agree that the portion of any Section 704(c) Tax Benefit Payment is a capital contribution by Five Point followed by a payment by the Company of such amount to the applicable TRA Party, which payment shall be treated by the parties as a guaranteed payment within the meaning of Section 707(c) of the Code, the deduction for which shall be allocated solely to Five Point, unless otherwise required by law.

(b) Notwithstanding anything to the contrary in this Agreement, the Company shall be permitted to adopt simplifying conventions with respect to any calculation under this Agreement.

Section 6.3 Cooperation. Each of Five Point and the TRA Parties shall (a) furnish to the other party in a timely manner such information, documents and other materials as the other party may reasonably request for purposes of (i) making any determination or computation necessary or appropriate under this Agreement, (ii) preparing any Tax Return or (iii) contesting or defending any audit, examination or controversy with any Taxing Authority, (b) make itself available to the other party and its representatives to provide explanations of documents and materials and such other information as the other party or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter, and Five Point shall reimburse each such TRA Party for any reasonable third-party costs and expenses incurred pursuant to this Section.

Section 6.4 Tax Elections. Five Point and the Company shall ensure that (i) the Company and Five Point Land will each have a Section 754 Election in effect beginning with its taxable year beginning January 1, 2017, (ii) the Company uses commercially reasonable efforts to cause each direct and indirect Subsidiary that is treated as a partnership for U.S. federal income tax purposes (other than Five Point Land) to have a Section 754 Election in effect on the date of this Agreement or as soon thereafter as is practicable and (iii) none of the Company or any Flow-Through Subsidiary shall elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given and received (a) on the date of delivery if delivered personally, or by facsimile or email with confirmation of transmission by the transmitting equipment or (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to Five Point, to:

Five Point Holdings, LLC

25 Enterprise, Suite 400

Aliso Viejo, California 92656

Attention: Legal Notices

with copies (which shall not constitute notice to Five Point) to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

Attention: Jonathan Friedman

Facsimile: (213) 621-5396

Email: Jonathan.Friedman@skadden.com

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036

Attention: Pamela Lawrence Endreny

Facsimile: (917) 777-2976

Email: Pamela.Endreny@skadden.com

If to the TRA Parties to:

The address, fax number or email address set forth in the records of the Company or the Hunters Point Venture, as applicable.

Any party may change its address, fax number or email by giving the other party written notice of its new address, fax number or email in the manner set forth above; provided that a notice of a change of address, fax number or email shall be effective only upon actual receipt thereof.

Section 7.2 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 7.3 Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

Section 7.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.6 Successors; Assignment; Amendments; Waivers.

(a) No TRA Party may assign this Agreement to any person without the prior written consent of Five Point; provided that (i) a TRA Party may transfer any or all of its rights under this Agreement to another TRA Party or the Designated Member, (ii) a TRA Party may transfer any or all of its rights to some or all of the Payments under this Agreement to an

Affiliate of such TRA Party with the consent of Five Point, which shall not be unreasonably withheld, provided that no such consent shall be required if the Affiliate is another TRA Party or a Designated Member, (iii) to the extent Units are effectively transferred in accordance with the terms of the LLC Agreement, the transferring TRA Party may assign to the transferee the transferring TRA Party’s rights under this Agreement with respect to such transferred Units as long as such transferee has executed and delivered, or, in connection with such transfer, executes and delivers a joinder to this Agreement in the form of Exhibit A or such other form as mutually agreed by the relevant parties, and (iv) once an Exchange has occurred, any and all payments that may become payable to a TRA Party pursuant to this Agreement with respect to such Exchange may be assigned in whole and not in part and in accordance with applicable law to any Person, as long as (w) any such Person has executed and delivered, or, in connection with such assignment, executes and delivers, a joinder to this Agreement in the form of Exhibit A or such other form as mutually agreed by the relevant parties, (x) such assignment is made only to a single “accredited investor,” as defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), (y) the assignor has delivered to Five Point an opinion of counsel reasonably satisfactory to Five Point to the effect that the proposed assignment may be effected without registration under the Securities Act and will not otherwise violate the registration requirements of the Securities Act and the regulations promulgated thereunder or violate any state securities laws or regulations applicable to Five Point or the rights proposed to be assigned, and (z) such assignment relates to payments that are reasonably expected to exceed $1,000,000, or represents all of the TRA Party’s rights under this Agreement.

(b) Notwithstanding the foregoing provisions of this Section 7.6, no transferee described in clause (iii) of the immediately preceding paragraph shall be assigned any of the rights set forth in Section 2.3, 4.2 or 6.1 of this Agreement unless such transferee is a Designated Member, and no assignee described in clause (iv) of the immediately preceding paragraph (other than an assignee who is a Designated Member) shall have any rights under this Agreement except for the right to enforce its right to receive payments under this Agreement.

(c) No provision of this Agreement may be amended or waived unless such amendment or waiver is approved in writing by Five Point and the TRA Parties who would be entitled to receive at least two-thirds (2/3) of an Early Termination Payment.

(d) All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. Five Point shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Five Point, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Five Point would be required to perform if no such succession had taken place.

Section 7.7 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 7.8 Resolution of Disputes. Any and all disputes which are not governed by Section 7.9 or Section 7.12(b) and which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the interpretation, performance, nonperformance, validity, termination or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement (including the validity, scope and enforceability of this arbitration provision) (each, a “Dispute”) shall be finally settled by arbitration administered by Judicial Arbitration and Mediation Services, Inc. (“JAMS”) under its arbitration rules (the “JAMS Rules”), conducted in Los Angeles, California. There shall be three arbitrators. Five Point shall appoint one arbitrator and the other parties to the Dispute shall collectively appoint one arbitrator. The two party-appointed arbitrators shall agree on a third arbitrator who will chair the arbitral tribunal. Any arbitrator not appointed within a reasonable time shall be appointed in accordance with the JAMS Rules. Any controversy concerning whether a Dispute is an arbitrable Dispute, whether arbitration has been waived, whether a TRA Party is bound to arbitrate, or as to the interpretation or enforceability of this Section 7.8 will be determined by the arbitrators. In resolving any Dispute, the parties intend that the arbitrators apply the substantive laws of the State of Delaware, without regard to any choice of law principles thereof that would mandate the application of the laws of another jurisdiction. Each TRA Party agrees that in resolving such Dispute proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate. The Parties intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable, and any award rendered by the arbitrators shall be final and binding on the parties, subject to review under the JAMS Optional Arbitration Appeal Procedure, which the parties adopt and agree to implement (as it exists on the Effective Date) with respect to any interim or final award in an arbitration arising out of or related to a Dispute. The JAMS appeal panel will consist of three retired appellate judges, selected pursuant to the JAMS Appellate Procedures. The standard of review on such an appeal will be the same standard as the first-level federal appellate court in the jurisdiction that would apply to an appeal from a trial court decision. The parties agree to comply with any award made in any such arbitration proceedings and agree to enforcement of or entry of judgment upon such award, in any court of competent jurisdiction, including any Los Angeles Superior Court for the State of California or federal court in the Central District of California. The parties irrevocably and unconditionally (i) consent and submit to the jurisdiction and venue of the Courts of the State of California and the Federal Courts of the United States of America located within the State of California (the “California Courts”); (ii) waive, to the fullest extent they may effectively do so, any objection, including any objection to venue or based on forum non conveniens or jurisdiction, which they may now or hereafter have to the enforcement or entry of judgment in any California Court, other than an objection that an issue is subject to determination by the arbitrators. The arbitrators shall be entitled, if appropriate, to award monetary damages and other remedies, including equitable remedies. Any interim measures granted by the arbitrators, including injunctive relief, shall be immediately appealable to a JAMS appeal panel under the same standards as applicable in the U.S. federal courts of appeal. The parties will use their commercially reasonable efforts to encourage the arbitrators to resolve any arbitration related to any Dispute as promptly as practicable. Except as required by applicable law, including disclosure or reporting requirements, the arbitrators and the parties shall maintain the confidentiality of all information, records, reports, or other documents obtained in the course of the arbitration, and of all awards, orders, or other arbitral decisions rendered by the arbitrators.

Section 7.9 Reconciliation. In the event that Five Point and a TRA Party are unable to resolve a disagreement with respect to the matters governed by Sections 2.3, 3.1, 4.2 or 6.2 within the relevant period designated in this Agreement (“Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to both parties. The Expert shall be a partner or principal in a nationally recognized accounting or law firm (other than the Advisory Firm), and unless Five Point and the TRA Party agree otherwise, the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with Five Point or the TRA Party or other actual or potential conflict of interest. If Five Point and the TRA Party are unable to agree on an Expert within thirty (30) calendar days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the Expert shall be appointed by JAMS. The Expert shall resolve any matter relating to the Tax Basis Schedule or an amendment thereto, the Early Termination Schedule or an amendment thereto or a Tax Benefit Schedule or an amendment thereto within thirty (30) calendar days or as soon thereafter as is reasonably practicable, in each case, after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, the undisputed amount shall be paid on the date prescribed by this Agreement and such Tax Return may be filed as prepared by Five Point, subject to adjustment or amendment upon resolution. The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne by Five Point except as provided in clause (ii) of the next sentence. Five Point and the TRA Party shall bear their own costs and expenses of such proceeding, unless (i) the Expert adopts the TRA Party’s position in all material respects, in which case Five Point shall reimburse the TRA Party for any reasonable out-of-pocket costs and expenses in such proceeding, or (ii) the Expert adopts Five Point’s position in all material respects, in which case the TRA Party shall reimburse Five Point for any reasonable out-of-pocket costs and expenses in such proceeding. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.9 or whether the Expert has adopted a party’s position in all material respects shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.9 shall be binding on Five Point and the TRA Party and may be entered and enforced in any California Court.

Section 7.10 Withholding. Five Point shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as Five Point is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by Five Point, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such withholding was made. Each TRA Party shall promptly provide Five Point with any applicable tax forms and certifications reasonably requested by Five Point in connection with determining whether any such deductions and withholdings are required under the Code or any provision of U.S. state, local or foreign tax law.

Section 7.11 Admission of Five Point into a Consolidated Group; Transfers of Corporate Assets.

(a) If Five Point becomes a member of an affiliated or consolidated group of corporations that files a consolidated income Tax Return pursuant to Sections 1501 et seq. of the Code or any corresponding provisions of state, local or foreign law, then: (i) the provisions of this Agreement shall be applied with respect to the group as a whole; and (ii) Tax Benefit Payments, Early Termination Payments and other applicable items hereunder shall be computed with reference to the consolidated taxable income of the group as a whole.

(b) If any entity that is obligated to make a Tax Benefit Payment or Early Termination Payment hereunder transfers one or more assets to a corporation (or a Person classified as a corporation for U.S. federal income tax purposes) with which such entity does not file a consolidated Tax Return pursuant to Section 1501 of the Code, such entity, for purposes of calculating the amount of any Tax Benefit Payment or Early Termination Payment (e.g., calculating the gross income of the entity and determining the Realized Tax Benefit of such entity) due hereunder, shall be treated as having disposed of such asset in a fully taxable transaction on the date of such contribution. The consideration deemed to be received by such entity shall be equal to the fair market value of the contributed asset. For purposes of this Section 7.11, a transfer of a partnership interest shall be treated as a transfer of the transferring partner’s share of each of the assets and liabilities of that partnership allocated to such partner.

Section 7.12 Confidentiality.

(a) Each TRA Party and each of their assignees acknowledge and agree that the information of Five Point is confidential and, except in the course of performing any duties as necessary for Five Point and its Affiliates, as required by law or legal process or to enforce the terms of this Agreement, such person shall keep and retain in the strictest confidence and not disclose to any Person any confidential matters, acquired pursuant to this Agreement, of Five Point and its Affiliates and successors, concerning Five Point and its Affiliates and successors or the TRA Parties, learned by the TRA Party heretofore or hereafter. This Section 7.12 shall not apply to (i) any information that has been made publicly available by Five Point or any of its Affiliates, becomes public knowledge (except as a result of an act of the TRA Party in violation of this Agreement) or is generally known to the business community, (ii) the disclosure of information to the extent necessary for the TRA Party to prepare and file its Tax Returns, to respond to any inquiries regarding the same from any Taxing Authority or to prosecute or defend any action, proceeding or audit by any Taxing Authority with respect to such returns or (iii) any disclosure required by law applicable to a TRA Party or its direct or indirect parent company, or by the rules of any securities exchange or quotation system on which securities of the TRA Party or a direct or indirect parent company are listed or quoted. Notwithstanding anything to the contrary herein, each TRA Party and each of their assignees (and each employee, representative or other agent of the TRA Party or its assignees, as applicable) may disclose to any and all Persons, the tax treatment and tax structure of Five Point, the Company and their Affiliates, and any of their transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to the TRA Party relating to such tax treatment and tax structure.

(b) If a TRA Party or an assignee commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7.12, Five Point shall have the right and remedy to have the provisions of this Section 7.12 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Five Point or any of its Subsidiaries or the TRA Parties and that money damages alone shall not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

Section 7.13 LLC Agreement. This Agreement shall be treated as part of the LLC Agreement as described in Section 761(c) of the Code and Treasury Regulations Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c).

Section 7.14 Change in Law. Notwithstanding anything herein to the contrary, if, in connection with an actual or proposed change in law, a TRA Party reasonably believes that the existence of this Agreement could cause income (other than income arising from receipt of a payment under this Agreement) recognized by such TRA Party to be treated as ordinary income rather than capital gain (or otherwise taxed at ordinary income rates) for U.S. federal income tax purposes or would have other material adverse tax consequences to such TRA Party or any direct or indirect owner of such TRA Party, then at the written election of such TRA Party, this Agreement (i) shall cease to have further effect with respect to such TRA Party, (ii) shall not apply to an Exchange by such TRA Party occurring after a date specified by such TRA Party, or (iii) shall otherwise be amended in a manner reasonably determined by such TRA Party, provided that such amendment (i) shall not result in an increase in payments under this Agreement at any time as compared with the amounts and times of payments that would have been due in the absence of such amendment and (ii) shall not affect the tax treatment of any other TRA Party with regard to this Agreement or payments received hereunder.

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IN WITNESS WHEREOF, Five Point and each Member have duly executed this Agreement as of the date first written above.

Five Point Holdings, LLC

By:	/s/ Emile Haddad
Name:
Title:

Five Point Operating Company, LLC

By:	/s/ Emile Haddad
Name:
Title:

HFET Opportunities, LLC

By:	/s/ Judd Gilats
	Name:	Judd Gilats
	Title:	Vice President

HPSCP Opportunities, L.P.

By:	Castlelake II GP, L.P., its General Partner

By:	/s/ Judd Gilats
	Name:	Judd Gilats
	Title:	Vice President

Signature Page to Tax Receivable Agreement

LenFive, LLC

By:	Lennar Homes of California, Inc., its Sole Member

By:	/s/ Jonathan Jaffe
	Name:	Jonathan Jaffe
	Title:	Chief Operating Officer and Vice President

LenFive Sub, LLC

By:	LenFive, LLC, its Sole Member

By:	Lennar Homes of California, Inc., its Sole Member

By:	/s/ Jonathan Jaffe
	Name:	Jonathan Jaffe
	Title:	Chief Operating Officer and Vice President

Marathon Asset Management, LP, solely on behalf of certain of its affiliated funds and managed accounts

By:	/s/ Peter F. Coppa
	Name:	Peter F. Coppa
	Title:	Authorized Signatory

Signature Page to Tax Receivable Agreement

OZ Domestic Partners II, LP

By:	OZ Advisors, LP, its General Partner

By:	Och-Ziff Holding Corporation, as General Partner

By:	/s/ Joel Frank
	Name:	Joel Frank
	Title:	Chief Financial Officer

Signature Page to Tax Receivable Agreement

OZ Domestic Partners, LP

By:	OZ Advisors, LP, its General Partner

By:	Och-Ziff Holding Corporation, as General Partner

By:	/s/ Joel Frank
	Name:	Joel Frank
	Title:	Chief Financial Officer

Serengeti Loxodon Onshore I Ltd.

By:	/s/ Marc Baum
	Name:	Marc Baum
	Title:	Director

Serengeti Loxodon Overseas I Ltd.

By:	/s/ Marc Baum
	Name:	Marc Baum
	Title:	Director

Serengeti Opportunities Partners LP (f/k/a Serengeti Partners LP)

By:	By: /s/ Marc Baum
	Name:	Marc Baum
	Title:	Director

TCS Diamond Solutions, LLC

By:	/s/ Judd Gilats
	Name:	Judd Gilats
	Title:	Vice President

Signature Page to Tax Receivable Agreement

TCS II REO USA, LLC

By:	/s/ Judd Gilats
	Name:	Judd Gilats
	Title:	Vice President

/s/ Lynn Jochim
Lynn Jochim, as Co-Trustee of the 2002 Jochim Family Trust

/s/ Michael A. Alvarado
Michael A. Alvarado, as Trustee of the Michael A. and Julie S. Alvarado Family Trust created u/t/d dated July 9, 2002

/s/ Michael P. White
Michael P. White, as trustee of The Michael P. and Patricia A. White Family Trust established November 20, 2014

UST Lennar Collateral Sub, LLC

By:	UST Lennar HW Scala SF Joint Venture, its Sole Member

By:	Lennar Southland I, Inc., its Managing General Partner

By:	/s/ Jonathan Jaffe
	Name:	Jonathan Jaffe
	Title:	Vice President

Signature Page to Tax Receivable Agreement

UST Lennar HW Scala SF Joint Venture

By:	Lennar Southland I, Inc., its Managing General Partner

By:	/s/ Jonathan Jaffe
	Name:	Jonathan Jaffe
	Title:	Vice President

The Haddad Living Trust U/A dated May 2, 2007 (and amended April 12, 2012)

By:	/s/ Emile K. Haddad
Emile K. Haddad, as Co-Trustee of The Haddad Living Trust U/A dated May 2, 2007 (and amended April 12, 2012)

By:	/s/ Dina E. Haddad
Dina E. Haddad, as Co-Trustee of The Haddad Living Trust U/A dated May 2, 2007 (and amended April 12, 2012)

Signature Page to Tax Receivable Agreement

Exhibit A

Form of Joinder

This JOINDER (this “Joinder”) to the Tax Receivable Agreement (as defined below), dated as of [●], by and between Five Point Holdings, LLC, a Delaware limited liability company f/k/a Newhall Holding Company, LLC (together with its Subsidiaries that are consolidated for U.S. federal income tax purposes (“Five Point”), and the Permitted Transferee (identified and defined below).

WHEREAS, on [●], Permitted Transferee acquired (the “Acquisition”) from [●] (“Transferor”) Units and/or the right to receive payments that may become due and payable under the Tax Receivable Agreement, which are described in greater detail in Annex A to this Joinder; and

WHEREAS, Transferor, in connection with the Acquisition, has required Permitted Transferee to execute and deliver this Joinder pursuant to Section 7.6(a) of the Tax Receivable Agreement, dated as of May 2, 2016, by and among Five Point and each Member (as defined therein) (the “Tax Receivable Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1 Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the respective meanings set forth in the Tax Receivable Agreement.

Section 2 Joinder. Permitted Transferee hereby acknowledges and agrees to become a TRA Party for all purposes of the Tax Receivable Agreement.

Section 3 Notice. Any notice, request, consent, claim, demand, approval, waiver or other communication hereunder to Permitted Transferee shall be delivered or sent to Permitted Transferee at the address set forth on the signature page hereto in accordance with Section 7.1 of the Tax Receivable Agreement.

Section 4 Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principals thereof that would mandate the application of the laws of another jurisdiction.

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by Permitted Transferee as of the date first above written.

[PERMITTED TRANSFEREE]

By:
Name:
Title:

Address, fax and email for notices:

Five Point Holdings, LLC

By:
Name:
Title:

Signature Page to Joinder Agreement

Annex A

Schedule 1

List of Members

HFET Opportunities, LLC

HPSCP Opportunities, L.P.

LenFive, LLC

LenFive Sub, LLC

Marathon Special Opportunity Fund LP

OZ Domestic Partners II, LP

OZ Domestic Partners, LP

Serengeti Loxodon Onshore I Ltd.

Serengeti Loxodon Overseas I Ltd.

Serengeti Opportunities Partners LP

TCS Diamond Solutions, LLC

TCS II REO USA, LLC

The 2002 Jochim Family Trust

The Michael A. and Julie S. Alvarado Family Trust created u/t/d dated July 9, 2002

The Michael P. and Patricia A. White Family Trust established November 20, 2014

UST Lennar Collateral Sub, LLC

UST Lennar HW Scala SF Joint Venture

The Haddad Living Trust U/A dated May 2, 2007 (and amended April 12, 2012)